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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 6, 1996 (except with respect to the matter discussed in Note 13, as to which the date is May 7, 1996) (and all references to our firm) included in or made a part of this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated March 6, 1996, included in Mesa Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1995. It should be noted that we performed no audit procedures subsequent to March 6, 1996, except with respect to the matter discussed in Note 13, as to which the date is May 7, 1996. Furthermore, we have not audited any financial statements of Mesa Inc. as of any date or for any period subsequent to December 31, 1995.


                                            /s/ ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP

Houston, Texas
June 28, 1996